SUBORDINATE TO NATIONSBANK, N.A. (SOUTH) PURSUANT TO
                  INTERCREDITOR AGREEMENT DATED MARCH 13, 1997

                                 PROMISSORY NOTE

$4,200,000.00 (U.S.)                                           Nassau, Bahamas
                                                               March 13, 1997

         FOR VALUE RECEIVED, the undersigned, FIRST AMERICAN RAILWAYS, INC., a Nevada corporation, having an address at 2445 Hollywood Boulevard, Hollywood 33020 (hereinafter, the "MAKER"), promises to pay to the order of Charles E. Bradshaw, Jr., his successors or assigns (collectively hereinafter referred to as the "HOLDER") at Post Office Box 3508, Orlando, Florida 32802, or such other place as the Holder may from time to time designate in writing, the principal sum of FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000.00), with interest thereon from the above date, to be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, as follows:

         From the date of this Promissory Note (the "Note") through the first anniversary hereof (the "Maturity Date"), as may be extended pursuant to the provisions hereof, interest only shall be paid on this Note at a rate equal to the rate published in the "Money Rates" column of The WALL STREET JOURNAL (or if such rate or The WALL STREET JOURNAL is no longer published, then any publicly available source of similar market data designated by Holder) and described as "High-grade unsecured notes sold through dealers by major corporations" and with a stated maturity date of 30 days (the "Commercial Paper Rate") which Commercial Paper Rate shall be determined on the closing date and adjusted monthly on the 15th day of each month during the term of the Note, plus 650 basis points, with such interest to be paid in installments commencing on the fifteenth day of the first month following the date hereof and on the fifteenth day of each succeeding month thereafter.

         The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date, as may be extended pursuant to the provisions hereof. Maker shall have a right to extend the Maturity Date to a date eighteen months from the date hereof, provided that on or before the Maturity Date, Maker delivers to Holder
(i) written notice of its election to so extend the Maturity Date, and (ii) a wire transfer in the amount of one percent of the then outstanding principal balance of this Note as an extension fee and not as a payment under this Note.

         Holder may elect to receive repayment of this Note in one of two ways: either (a) by cash, wire transfer or bank check; or (b) by delivery of freely-tradeable shares of common stock of Maker (the "First American Shares"), by delivering written notice to Maker of its election on or before 10 business days before the Maturity Date. If no such notice is given by Maker, Maker shall be deemed to have elected (a). If Holder elects to receive First American Shares as payment for the Note, the number of First American Shares to be delivered to Holder shall be determined as follows: (x) if the closing sales price of First American Shares as of the date of the payoff of the Note is equal to or exceeds five dollars per share, then Maker shall deliver to Holder the number of First American Shares equal to the amount being paid off (the "Pay Off Amount") divided by five, or (y) if the market price of the First American Shares is less than five dollars per share, then Maker shall deliver to Holder the number of First American Shares equal to the Pay Off Amount divided by the closing sales price of a share of First American common stock as reported on the marketplace for the Company's common stock on the date of the payoff of the Note. Maker will assist Holder in selling the First American Shares. To the extent Holder disposes of some or all of such First American Shares during the 60-day period following receipt thereof in a public sale at a price (net of commissions) which results in Holder receiving less on a per share basis than would be necessary for Holder to realize the Pay Off Amount if all the First American Shares delivered to Holder pursuant to x or y above were sold within such 60-day period, then Maker shall pay to Holder within ten days after said sixty day period the shortfall for such First American Shares actually sold by cash, wire-transfer or bank check; provided, however, if Holder is unable by reason of being a director or "control person" of First American Railways, Inc., or by virtue of some similar statutory or regulatory restriction beyond Maker's control, to publicly sell the subject shares during such 60-day period, such period shall be tolled until the First American Shares may be sold by Holder. If Holder elects to receive payment pursuant to (a) above, the Maturity Date may be extended, at Maker's option, to a date thirty-six months from the date hereof by Maker delivering written notice of such election to Holder at least two business days prior to the Maturity Date.

         All payments made hereunder shall be applied first to accrued and unpaid interest, and the balance, if any, to the principal amount outstanding.

         This Note is secured by a Second Deed of Trust dated as of even date herewith given by The Durango & Silverton Narrow Gauge Railroad Company (the "Company"), a wholly-owned subsidiary of Maker, to Holder (the "Mortgage") , and Uniform Commercial Code Financing Statements dated as of even date herewith given by the Company to Holder (the "UCCs") , and certain other documents executed in conjunction herewith, all as amended from time to time (the Note, the Mortgage, the UCCs and the other documents shall collectively hereafter be referred to as the "Loan Documents").

         This Note and the Loan Documents are subordinate to the lien of that certain loan given to the Company by NationBank, N.A. (South), executed contemporaneously herewith, pursuant to an Intercreditor Agreement between such lender and HOLDER (the "Replacement Loan"). The covenants, conditions and requirements imposed upon the borrower under either the Loan Documents or the Replacement Loan are incorporated herein by this reference and are affirmed by MAKER as an integral part of this Note and shall continue to be binding upon MAKER (as to the Loan Documents) and upon the Company (as to the Loan Documents and the Replacement Loan) even after repayment or other termination of the Replacement Loan so long as this Note remains outstanding; provided, however, that those conditions existing for the Company prior to the date hereof which may be a default under the Replacement Loan shall not constitute a cross- default hereunder.

         MAKER may make prepayment(s) hereunder in whole or in part at any time and from time to time without premium or penalty.

         It is agreed hereby that if any payment of the outstanding principal balance, or any installment thereof, or any interest thereon, is not made as above provided; or if default be made in the performance of or compliance with any of the covenants and conditions of the aforesaid Loan Documents or of the Replacement Loan, or of any other obligation of MAKER to HOLDER; or upon the insolvency, bankruptcy or dissolution of the Maker hereof; then, in any or all such events, the entire amount of principal of this Note with all interest then accrued, shall, at the option of the Holder and without notice (the Maker hereby expressly waives notice of such default) become and be due and collectible, time being of the essence of this Note. If this Note shall not be paid at maturity or according to the tenor thereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection, and in that event, each party liable for the payment hereof, as Maker, endorser, guarantor, or otherwise, hereby agrees to pay the Holder hereof in addition to the sums above stated, all of Holder's reasonable costs of collection and attorneys' fees, which shall include attorneys' fees at prelitigation, pretrial, trial and appellate levels.

         After maturity or default, and continuing until repayment of this Note in full, whether pre or post judgement, or the default is cured, as applicable, this Note shall bear interest at the highest rate permitted under then applicable law; provided, however, in the event there is then no such highest rate applicable, or in the event said highest rate is otherwise indeterminable, the parties agree that the applicable rate shall be eighteen percent (18%) per annum; provided, however, in no event shall such rate exceed the highest rate permissible under the applicable law in effect from time to time.

         Whether or not Holder has exercised its right to accelerate this Note as hereinabove provided, in the event any required payment hereunder is not received by Holder within fifteen (15) days after said payment is due, Maker shall pay Holder a late charge of two and one-half percent (2 1/2%) of the overdue payment the parties agreeing that said charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty. As to this Note and any other instruments securing the indebtedness evidenced hereby, to the fullest extent allowable by law, Maker, endorsers and guarantors severally: (i) waive all applicable exemption rights, whether under the Florida Constitution, Florida or United States laws or otherwise; (ii) waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note; and (iii) expressly agree to any substitution, exchange, addition or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon.

         Nothing contained herein, nor in any instrument or transaction related hereto, shall be construed or so operate as to require the Maker, or any person liable for the payment of the indebtedness evidenced by this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law in effect from time to time. Should any interest or other charges paid by the Maker, or any parties liable for the payment of the indebtedness evidenced by this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law in effect from time to time, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Holder hereof to the Maker and any parties liable for the payment of the indebtedness evidenced by this Note, it being the intent of the parties hereto that under no circumstances shall the Maker be required to pay interest in excess of the highest rate permissible under applicable law in effect from time to time. The Holder may, in determining the maximum rate permitted under applicable law in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Holder which exempts Holder from any limits upon the rate of interest it may charge and grants to Holder the right to charge a higher rate of interest than that otherwise permitted by law.

         This Note is to be construed according to the laws of the State of Florida and the United States of America. Venue for any action involving this Note shall be in the United States District Court for Colorado or any court of general jurisdiction in Colorado.

                                          FIRST AMERICAN RAILWAYS, INC.,
                                          a Nevada corporation

(Corporate Seal)

                                          By:  /S/ RAYMOND MONTELEONE
                                               ---------------------------------
                                                   Raymond Monteleone, President

THE COMMONWEALTH OF
THE BAHAMAS

         The foregoing instrument was executed and acknowledged before me this 13th day of March, 1997, by RAYMOND MONTELEONE, President of FIRST AMERICAN RAILWAYS, INC., a Nevada corporation, on its behalf.


                                               /S/ CHERISE F. V. COX
                                               ---------------------------------
                                               Signature of Notary Public


                                               /S/ CHERISE F. V. COX
                                               ---------------------------------
                                               Type, Print or Stamp name of
                                               Notary Public

Personally Known _________________  OR   Produced Identification U.S. PASSPORT
Type of identification produced: _____________________________________________

                                    RECEIPT

Received the original of the attached Promissory Note on March 13, 1997.







                                            /S/ L. CLEVELAND HIGHTOWER
                                            ------------------------------------
                                            L. CLEVELAND HIGHTOWER, as agent for
                                            CHARLES E. BRADSHAW, JR.


THE COMMONWEALTH OF
THE BAHAMAS



         I HEREBY CERTIFY THAT on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared L. Cleveland Hightower, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.


WITNESS my hand and official seal in the State and County aforesaid this 13th day of March, 1997.



                                               /S/ CHERISE F. V. COX
                                               ---------------------------------
                                               Notary Public
                                               My commission expires:

                   AFFIDAVIT FOR EXECUTION OF PROMISSORY NOTE
                          WITHOUT THE STATE OF FLORIDA



THE COMMONWEALTH OF
THE BAHAMAS

         BEFORE ME, the undersigned Notary Public, duly authorized in the County and State aforesaid to administer oaths and take acknowledgements, personally appeared the undersigned, to me well known and to me known to be the persons set forth below who witnessed the execution and delivery of the attached Promissory Note, and who, first being duly sworn by me did each depose, say and acknowledge before me that they were present at the time that the said Promissory Note was executed, that they saw the same executed and delivered by Raymond Monteleone, and that the other subscribing witness was likewise present and witnessed the execution and delivery of the foregoing Promissory Note, to a representative of Charles E. Bradshaw, Jr. at the city of Nassau, Commonwealth of the Bahamas, on the date written below.



                                             /S/ STEVEN B. HATCHER
                                             -----------------------------------
                                             Subscribing Witness
                                             Print Name: STEPHEN B. HATCHER
                                             Address: 1131 Banburg Trail
                                                      Maitland, Florida 32257

                                             /S/ ILLEGIBLE
                                             -----------------------------------
                                             Subscribing Witness
                                             Print Name: ILLEGIBLE
                                             Address: 1 Financial Plaza
                                                      Ft. Lauderdale, Fl 33304


     SWORN TO AND SUBSCRIBED before me and acknowledged to me this 13th day of March, 1997.


                                             /S/ CHERISE F. V. COX
                                             ---------------------------------
                                             Notary Public, COMMONWEALTH OF
                                                            THE BAHAMAS

                                             Print Name: CHERISE F. V. COX
                                             Address:    83 Shady Street
                                                         Nassau, Bahamas
                                             My Commission Expires: Dec. 31 1997
                                             My Commission No. is: N/A